UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

Mi1 Global TelCo., Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53749	98-0632051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
36, Jalan Seriutara 3/3C, Kipark Avenue Off Jalan Ipoh, 68100 Kuala Lumpur Wilayah Persekutuan, Malaysia
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	+603 6241 2023 / +603 6242 1028

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered accounting firm

a. On June 1, 2017 the Company received a resignation notice by email from Centurion ZD CPA Limited (formerly DCAW (CPA) Limited and hereinafter referred to as “CZD”), its independent registered accounting firm.

b. CZD’s report on the financial statements for the year ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

c. Through the period covered by the financial review of financial statements of the annual period ended December 31, 2016, there have been no disagreements with CZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CZD, would have caused them to make reference thereto in their report on the financial statements. Through the interim period through June 1, 2017 (the date of resignation of CZD), there have been no disagreements with CZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of CZD would have caused them to make reference thereto in their report on the financial statements.

d. We have authorized CZD to respond fully to the inquiries of the successor accountant.

e. During the interim period through June 1, 2017, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f. We provided CZD with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that CZD furnish a letter addressed to the SEC stating whether or not CZD agrees with the statements noted above. On July 26, 2017, we received confirmation from CZD that they will furnish the letter to the SEC in due course. A copy of Centurion ZD CPA Limited’s letter, dated July 26, 2017 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Accountant

On July 27, 2017, the Company engaged HKCMCPA Company Limited ("HKCM"), as its new independent registered public accountant. During the year ended December 31, 2016, and prior to July 27, 2017 (the date of the new engagement), we did not consult with HKCM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by HKCM, in either case where written or oral advice provided by HKCM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter of Centurion ZD CPA Limited (formerly DCAW (CPA) Limited) dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MI1 GLOBAL TELCO., INC.

Date: July 28, 2017	By:	/s/ Lim Kock Chiang
Lim Kock Chiang Chief Executive Officer

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